EXHIBIT 21. SUBSIDIARIES OF INNOVEX, INC.


                                                State or other jurisdiction of
Name                                            Incorporation or Organization
----                                            -----------------------------

Innovex Precision Components, Inc.              Minnesota

Innovex Southwest, Inc.                         Delaware

ADFlex Cayman Ltd.                              Cayman Island

Innovex (Thailand) Ltd.                         Thailand

ADFlex Solutions Ltd.                           Delaware and United Kingdom

ADFlex Mexico S.A. de C.V.                      Mexico

ADFlex Solutions FSC Inc.                       Barbados

Iconovex Corporation                            Minnesota

Innovex Limited                                 Minnesota

Mar Engineering, Inc.                           Minnesota

Innovex Sales Limited                           Jamaica

Smart Solution, LLC                             Delaware


                                      E-59                            Exhibit 21